Exhibit 99.1

Sonos Reports Second Quarter Fiscal 2025 Results
Q2 revenue at high end of guidance range, Adjusted EBITDA above high end due to significant year over year expense declines

Santa Barbara, CA – May 7, 2025 - Sonos, Inc. (Nasdaq: SONO) today reported Second Quarter Fiscal 2025 results.

“We made significant progress in Q2 across our top initiatives,” said Tom Conrad, Sonos Interim Chief Executive Officer. “We’re firmly on track in restoring the reliability and responsiveness our customers expect, with nine major software updates delivered in the last 120 days and more on the way. We’re actively navigating the evolving tariff landscape with operational discipline and flexibility and we're reinvigorating demand through strategic pricing on Era 100, one of our most popular gateway products. Even in a complex environment, we’re operating with focus and confidence as we position Sonos for long-term success.”

“We stayed disciplined and continued to execute well in Q2 as we delivered revenue at the high end of our guidance with Adjusted EBITDA that exceeded our expectations,” commented Saori Casey, Sonos Chief Financial Officer. “We believe that our continued progress on our transformation efforts positions us well to navigate this uncertain macroeconomic environment.”

Second Quarter Fiscal 2025 Financial Highlights (unaudited)
●Revenue of $259.8 million
●GAAP gross margin of 43.7%
●GAAP net loss of ($70.1) million, GAAP diluted loss per share (EPS) of ($0.58)
●Non-GAAP net loss1 of ($21.7) million, Non-GAAP diluted EPS1 of ($0.18)
●Adjusted EBITDA1 of ($0.8) million

Notes:
(1) Non-GAAP net loss/Non-GAAP diluted loss per share (EPS) and Adjusted EBITDA exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and other charges. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Guidance
The company will provide guidance on its Second Quarter Fiscal 2025 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its Second Quarter Fiscal 2025 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its Second Quarter Fiscal 2025 results on May 7, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx# following the call.

Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Revenue	$ 259,756	$ 252,662	$ 810,613	$ 865,531
Cost of revenue	146,147	140,624	455,597	470,815
Gross profit	113,609	112,038	355,016	394,716
Operating expenses
Research and development	77,423	80,322	158,261	159,557
Sales and marketing	64,210	61,835	150,854	145,785
General and administrative	33,200	40,841	59,032	80,639
Total operating expenses	174,833	182,998	368,147	385,981
Operating (loss) income	(61,224)	(70,960)	(13,131)	8,735
Other income (expense), net
Interest income	1,973	3,933	3,834	7,008
Interest expense	(109)	(122)	(219)	(227)
Other income (expense), net	193	(3,303)	(5,836)	6,971
Total other income (expense), net	2,057	508	(2,221)	13,752
(Loss) income before provision for (benefit from) income taxes	(59,167)	(70,452)	(15,352)	22,487
Provision for (benefit from) income taxes	10,977	(743)	4,555	11,249
Net (loss) income	$ (70,144)	$ (69,709)	$ (19,907)	$ 11,238

Net (loss) income per share:
Basic	$ (0.58)	$ (0.56)	$ (0.16)	$ 0.09
Diluted	$ (0.58)	$ (0.56)	$ (0.16)	$ 0.09

Weighted-average shares used in computing net (loss) income per share:
Basic	119,919,163	123,749,605	120,995,375	124,465,661

Diluted	119,919,163	123,749,605	120,995,375	128,206,823

Total comprehensive (loss) income
Net (loss) income	(70,144)	(69,709)	(19,907)	11,238
Change in foreign currency translation adjustment	656	(85)	(460)	(948)
Net unrealized loss on marketable securities	(33)	(26)	(117)	(26)
Comprehensive (loss) income	$ (69,521)	$ (69,820)	$ (20,484)	$ 10,264

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	March 29, 2025	September 28, 2024
Assets
Current assets:
Cash and cash equivalents	$ 173,158	$ 169,732
Marketable securities	50,349	51,426
Accounts receivable, net	40,430	44,513
Inventories	138,421	231,505
Prepaids and other current assets	50,666	53,910
Total current assets	453,024	551,086
Property and equipment, net	86,035	102,148
Operating lease right-of-use assets	48,011	50,175
Goodwill	82,854	82,854
Intangible assets, net
In-process research and development	—	73,770
Other intangible assets	81,311	14,266
Deferred tax assets	9,197	10,314
Other noncurrent assets	31,746	31,699
Total assets	$ 792,178	$ 916,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 117,946	$ 194,590
Accrued expenses	73,531	87,783
Accrued compensation	26,113	15,701
Deferred revenue, current	21,214	21,802
Other current liabilities	50,786	46,277
Total current liabilities	289,590	366,153
Operating lease liabilities, noncurrent	56,442	56,588
Deferred revenue, noncurrent	60,276	61,075
Deferred tax liabilities	311	60
Other noncurrent liabilities	2,700	3,816
Total liabilities	409,319	487,692

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value	124	123
Treasury stock	(51,934)	(17,096)
Additional paid-in capital	507,805	498,245
Accumulated deficit	(70,841)	(50,934)
Accumulated other comprehensive loss	(2,295)	(1,718)
Total stockholders’ equity	382,859	428,620
Total liabilities and stockholders’ equity	$ 792,178	$ 916,312

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Six Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities
Net (loss) income	$ (19,907)	$ 11,238
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	45,436	43,031
Depreciation and amortization	32,778	23,121
Provision for inventory obsolescence	(143)	5,293
Restructuring and other charges	4,889	266
Deferred income taxes	997	(31)
Other	1,528	2,188
Foreign currency transaction gain	(72)	(3,441)
Changes in operating assets and liabilities:
Accounts receivable	4,702	(2,793)
Inventories	92,615	161,683
Other assets	1,328	(15,169)
Accounts payable and accrued expenses	(83,634)	(89,151)
Accrued compensation	10,456	16,040
Deferred revenue	(257)	1,857
Other liabilities	5,791	10,025
Net cash provided by operating activities	96,507	164,157
Cash flows from investing activities
Purchases of marketable securities	(25,900)	(45,280)
Purchases of property and equipment	(18,662)	(16,263)
Maturities of marketable securities	27,400	—
Net cash used in investing activities	(17,162)	(61,543)
Cash flows from financing activities
Payments for repurchase of common stock, including excise tax and commission	(60,602)	(76,250)

Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(16,246)	(13,242)
Proceeds from exercise of stock options	2,654	11,905
Net cash used in financing activities	(74,194)	(77,587)
Effect of exchange rate changes on cash and cash equivalents	(1,725)	704
Net increase in cash and cash equivalents	3,426	25,731
Cash and cash equivalents
Beginning of period	169,732	220,231
End of period	$ 173,158	$ 245,962
Supplemental disclosure
Cash paid for interest	$ 126	$ 134
Cash paid for taxes, net of refunds	$ 16,493	$ 12,247
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 1,149	$ 6,670
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 1,311	$ 7,582
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 1,491	$ 7,637
Excise tax on share repurchases, accrued but not paid	$ 264	$ 361

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 146,147	$ 140,624	$ 455,597	$ 470,815
Stock-based compensation expense	1,606	686	2,955	1,340
Amortization of intangibles	3,144	973	6,474	1,945
Restructuring and other charges	3,935	—	3,935	—
Non-GAAP cost of revenue	$ 137,462	$ 138,965	$ 442,233	$ 467,530

Reconciliation of GAAP gross profit
GAAP gross profit	$ 113,609	$ 112,038	$ 355,016	$ 394,716
Stock-based compensation expense	1,606	686	2,955	1,340
Amortization of intangibles	3,144	973	6,474	1,945
Restructuring and other charges	3,935	—	3,935	—
Non-GAAP gross profit	$ 122,294	$ 113,697	$ 368,380	$ 398,001

GAAP gross margin	43.7%	44.3%	43.8%	45.6%
Non-GAAP gross margin	47.1%	45.0%	45.4%	46.0%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Research and Development (GAAP)	$ 77,423	$ 80,322	$ 158,261	$ 159,557
Stock-based compensation	8,021	10,419	21,336	19,398
Amortization of intangibles	18	496	196	992
Restructuring and other charges	12,766	-	12,706	323
Research and Development (Non-GAAP)	$ 56,618	$ 69,407	$ 124,023	$ 138,844

Sales and Marketing (GAAP)	$ 64,210	$ 61,835	$ 150,854	$ 145,785
Stock-based compensation	3,980	4,972	9,612	8,787
Amortization of intangibles	-	-	-	-
Restructuring and other charges	2,792	-	2,792	113
Sales and Marketing (Non-GAAP)	$ 57,438	$ 56,863	$ 138,450	$ 136,885

General and Administrative (GAAP)	33,200	40,841	59,032	80,639
Stock-based compensation	6,495	7,596	11,533	13,506
Legal and transaction related costs	1,429	2,395	1,624	6,140
Amortization of intangibles	24	24	47	48
Restructuring and other charges	4,207	6	4,207	138
General and Administrative (Non-GAAP)	$ 21,045	$ 30,820	$ 41,621	$ 60,807

Total Operating Expenses (GAAP)	$ 174,833	$ 182,998	$ 368,147	$ 385,981
Stock-based compensation	18,496	22,987	42,481	41,691
Legal and transaction related costs	1,429	2,395	1,624	6,140
Amortization of intangibles	42	520	243	1,040
Restructuring and other charges	19,765	6	19,705	574
Operating Expenses (Non-GAAP)	$ 135,101	$ 157,090	$ 304,094	$ 336,536

Total Operating (Loss) Income (GAAP)	$ (61,224)	$ (70,960)	$ (13,131)	$ 8,735
Stock-based compensation	20,102	23,673	45,436	43,031
Legal and transaction related costs	1,429	2,395	1,624	6,140
Amortization of intangibles	3,186	1,493	6,717	2,985
Restructuring and other charges	23,700	6	23,640	574
Operating (Loss) Income (Non-GAAP)	$ (12,807)	$ (43,393)	$ 64,286	$ 61,465
Depreciation	11,981	9,750	26,061	20,136
Adjusted EBITDA (Non-GAAP)	$ (826)	$ (33,643)	$ 90,347	$ 81,601

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
(In thousands, except percentages)
Net (loss) income	$ (70,144)	$ (69,709)	$ (19,907)	$ 11,238
Add (deduct):
Depreciation and amortization	15,167	11,243	32,778	23,121
Stock-based compensation expense	20,102	23,673	45,436	43,031
Interest income	(1,973)	(3,933)	(3,834)	(7,008)
Interest expense	109	122	219	227
Other expense (income), net	(193)	3,303	5,836	(6,971)
Provision for (benefit from) income taxes	10,977	(743)	4,555	11,249
Legal and transaction related costs (1)	1,429	2,395	1,624	6,140
Restructuring and other charges (2)	23,700	6	23,640	574
Adjusted EBITDA	$ (826)	$ (33,643)	$ 90,347	$ 81,601
Revenue	$ 259,756	$ 252,662	$ 810,613	$ 865,531
Net (loss) income margin	(27.0)%	(27.6)%	(2.5)%	1.3%
Adjusted EBITDA margin	(0.3)%	(13.3)%	11.1%	9.4%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On February 5, 2025, we initiated a restructuring plan to reduce our cost base involving 12% of our employees (the "2025 restructuring plan"). Restructuring and other charges for the three and six months ended March 29, 2025, primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Reconciliation of GAAP net (loss) income
GAAP net (loss) income	$ (70,144)	$ (69,709)	$ (19,907)	$ 11,238
Stock-based compensation expense	20,102	23,673	45,436	43,031
Legal and transaction related costs	1,429	2,395	1,624	6,140
Amortization of intangibles	3,186	1,493	6,717	2,985
Restructuring and other charges	23,700	6	23,640	574
Non-GAAP net (loss) income	$ (21,727)	$ (42,142)	$ 57,510	$ 63,968

Net (loss) income per share
GAAP net (loss) income per share, diluted	$ (0.58)	$ (0.56)	$ (0.16)	$ 0.09
Non-GAAP net (loss) income per share, diluted	$ (0.18)	$ (0.34)	$ 0.46	$ 0.50

Shares used to calculate net (loss) income per share
Weighted-average shares GAAP, diluted	119,919,163	123,749,605	120,995,375	128,206,823
Weighted-average shares non-GAAP, diluted	119,919,163	123,749,605	123,750,251	128,206,823

Reconciliation of Cash Flows (Used in) Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Cash flows (used in) provided by operating activities	$ (59,666)	$ (111,244)	$ 96,507	$ 164,157
Less: Purchases of property and equipment	(5,556)	(10,186)	(18,662)	(16,263)
Free cash flow	$ (65,222)	$ (121,430)	$ 77,845	$ 147,894

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
(In thousands)
Sonos speakers	$ 194,519	$ 187,262	$ 661,661	$ 690,273
Sonos system products	50,540	49,265	110,814	133,826
Partner products and other revenue	14,697	16,135	38,138	41,432
Total revenue	$ 259,756	$ 252,662	$ 810,613	$ 865,531

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Americas	$ 176,802	$ 170,187	$ 501,385	$ 562,627
Europe, Middle East and Africa	68,785	69,356	266,397	261,173

Asia Pacific	14,169	13,119	42,831	41,731
Total revenue	$ 259,756	$ 252,662	$ 810,613	$ 865,531

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
(In thousands)
Cost of revenue	$ 1,606	$ 686	$ 2,955	$ 1,340
Research and development	8,557	10,419	21,872	19,398
Sales and marketing	4,027	4,972	9,659	8,787
General and administrative	9,055	7,596	14,093	13,506
Total stock-based compensation expense	$ 23,245	$ 23,673	$ 48,579	$ 43,031

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Cost of revenue	$ 3,144	$ 973	$ 6,474	$ 1,945
Research and development	18	496	196	992
Sales and marketing	-	-	-	-
General and administrative	24	24	47	48
Total amortization of intangibles	$ 3,186	$ 1,493	$ 6,717	$ 2,985

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP gross margin, net (loss) income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and other charges and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net (loss) income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other changes. We calculate non-GAAP net (loss) income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges divided by our number of shares at fiscal year end. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our ability to expand our footprint with existing customers, market growth and our market share, our operating model and cost structure including our transformation efforts, our app recovery efforts and related software updates, tariffs and our ability to mitigate the effects of any tariffs, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to introduce software updates to our redesigned app on a timely basis and otherwise deliver on our action plan to address issues caused by our redesigned app and related customer commitments; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos